EXHIBIT 23.1

                            [MAULDIN & JENKINS, LLC]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 17, 2003 accompanying the consolidated financial statements included in the Annual Report of Community Capital Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Community Capital Bancshares, Inc. on Form S-8, effective July 29, 2002 (file no. 33-97287).


                                          MAULDIN & JENKINS, LLC

                                          /s/  Mauldin & Jenkins, LLC


Atlanta, Georgia
March 25, 2003




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